Exhibit 10.9

AGREEMENT AND PLAN OF MERGER

BETWEEN

FIRST RESPONDER SYSTEMS AND TECHNOLOGY, LLC

A Louisiana limited liability company

AND

FIRST RESPONDER SYSTEMS AND TECHNOLOGY INC.

A Delaware corporation

This AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of August 24, 2005, is entered into by and between First Responder Systems and Technology, LLC, a Louisiana limited liability company (the “Company”) and First Responder Systems and Technology Inc., a Delaware corporation (the “Corporation”).

W I T N E S S E T H:

WHEREAS, the Corporation desires to acquire the property and other assets, and to assume all of the liabilities and obligations of the Company by means of a merger (the “Merger”) of the Company with and into the Corporation;

WHEREAS, Section 264 of the General Corporation Law of the State of Delaware, 8 Del. C. §101, et. seq. (the “GCLD”) authorizes the merger of a Delaware corporation with a limited liability company of another state;

WHEREAS, Section 1362 of the Louisiana Limited Liability Company Law, La. R.S. 12:1301, et. seq. (the “LLLCL”) authorizes the merger of a Louisiana limited liability company with and into a foreign corporation;

WHEREAS, the Corporation and the Company now desire to consummate the Merger, following which the Corporation shall be the surviving business entity (sometimes hereinafter in such capacity, the “Survivor”);

WHEREAS, each of (i) the Members and the Director Managers of the Company, and (ii) the Board of Directors of the Corporation, has approved this Agreement and the consummation of the Merger as certified by the certificates of the Director Managers of the Company and the Secretary of the Corporation attached hereto;

WHEREAS, the total number of shares which the Corporation is authorized to issue is thirty million (30,000,000) shares of common stock, having a par value of $0.0001 per share (the “Common Stock”), none of which shares of Common Stock are now issued and outstanding; and twenty thousand (20,000) shares of preferred stock, having no par value, none of which preferred shares are now issued and outstanding; and

WHEREAS, 1,211 shares of membership interest of the Company are now issued and outstanding.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I: The Merger

Section 1.01 - The Merger

(a) Pursuant to the terms of this Agreement, the Company shall merge with and into the Corporation. The parties hereto shall cause the Merger to be consummated by (i) filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Louisiana and with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the LLLCL and the GCLD, respectively, and (ii) making all other filings and recordings required under the LLLCL and the GCLD. The Merger will become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Louisiana and with the Secretary of State of the State of Delaware, or such later time which the parties hereto shall agree upon (the “Effective Time”).

(b) At the Effective Time, the Company shall be merged with and into the Corporation, whereupon the separate existence of the Company shall cease, and the Corporation shall be the surviving entity of the Merger in accordance with Section 259 of the GCLD and in accordance with Section 1361 of the LLLCL.

(c) The Corporation as the surviving entity shall continue its existence as a corporation under the laws of the State of Delaware.

Article II: The Survivor

Section 2.01 - The Survivor

The name of the surviving entity will be First Responder Systems and Technology Inc.

Section 2.02 - Certificate of Incorporation

The Certificate of Incorporation of the Corporation in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Survivor unless and until amended in accordance with such Certificate of Incorporation, the Survivor’s Bylaws, and the GCLD.

Section 2.03 - Bylaws

The Bylaws of the Corporation in effect immediately prior to the Effective Time shall be the Bylaws of the Survivor unless and until amended in accordance with such Bylaws and the GCLD.

Section 2.04 - Directors and Officers

The directors and officers of the Corporation immediately prior to the Effective Time shall be the directors and officers, respectively, of the Survivor at and after the Effective Time until expiration of their current terms and until their successors are elected and qualified, or prior resignation, removal, or death, subject to the Bylaws of the Corporation and subsequent actions by the stockholders and/or directors of the Survivor.

Article III: Transfer of Assets and Liabilities

Section 3.01 - Transfer and Conveyance

At the Effective Time, all of the rights, privileges, and powers of the Corporation and the Company, and all property, real, personal, and mixed, and all debts due to each of the Corporation and the Company, as well as all other things and causes of action belonging to each of the Corporation and the Company shall be vested in the Corporation as the Survivor, and shall thereafter be the property of the Survivor.

Section 3.02 - Assumption

At the Effective Time, the Corporation as the Survivor, shall be liable for all of the liabilities and obligations of the Company in accordance with Section 259 of the GCLD and Section 1361 of the LLLCL.

Article IV: Treatment of Membership Interest and Warrants of the Company

Section 4.01 - Conversion of Membership Interest of the Company

At the Effective Time, each share of membership interest of the Company outstanding immediately prior to the Merger, including any related capital account and all other rights as a member, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into One Thousand (1,000) shares of Common Stock of the Corporation.

Section 4.02 - Conversion of Warrants of the Company

At the Effective Time, each Warrant to purchase shares of membership interest of the Company outstanding immediately prior to the Merger (each, a “Company Warrant”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a Warrant to purchase such number of shares of Common Stock of the Corporation equal to One Thousand (1,000) shares of Common Stock of the Corporation for each share of membership interest of the Company purchasable under such Company Warrant.

Article V: Amendment, Termination

Section 5.01 - Termination

This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the Members of the Company or the Board of Directors of the Corporation, by mutual written consent of the Board of Directors of the Corporation and the Members of the Company.

Section 5.02 - Effect of Termination

If this Agreement is terminated pursuant to Section 5.01, this Agreement shall become void and of no effect with no liability on the part of either party hereto.

Section 5.03 - Amendment

The parties hereto, by mutual consent of the Members of the Company and the Board of Directors of the Corporation, may amend, modify, or supplement this Agreement in such manner as may be agreed upon by them in writing at any time before or after adoption and approval of this Agreement by the Members of the Company and the Board of Directors of the Corporation but not later than the Effective Time; provided, however, that no such amendment, modification, or supplement that has not been adopted and approved by the Members of the Company shall be effective if such amendment, modification or supplement would alter or change any of the terms and conditions of this Agreement in a manner that would adversely affect such Members.

Article VI: Miscellaneous

Section 6.01 - No Waivers

No failure or delay by any party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other right, power, or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.02 - Integration

This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, written or oral, between and among the parties with respect to the subject matter hereof.

Section 6.03 - Successors and Assigns

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

Section 6.04 - GOVERNING LAW

THIS AGREEMENT SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF LOUISIANA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 6.05 - Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement, and when executed shall be binding on the parties hereto.

Section 6.06 - Entire Agreement

The parties acknowledge that there are no written agreements, contracts, covenants, promises, representations, warranties, inducements, or understandings among them, with respect to the subjects hereof, except this Agreement, the other agreements referred to as surviving the effectiveness of the Merger under this Agreement and the related agreements and the exhibits thereto.

Section 6.07 - Severability.

In the event that one or more of the provisions of this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

[Signature Pages, Certificates, and Acknowledgments follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FIRST RESPONDER SYSTEMS AND
TECHNOLOGY, LLC

By:	/s/ Jos. A. Roccaforte, Jr.
Name:	Joseph A. Roccaforte, Jr.
Title:	Chairman and Chief Executive Officer

FIRST RESPONDER SYSTEMS AND
TECHNOLOGY INC.

By:	/s/ Jos. A. Roccaforte, Jr.
Name:	Joseph A. Roccaforte, Jr.
Title:	President and Chief Executive Officer

CERTIFICATE

Each of the undersigned hereby certifies that he is a Director Manager of First Responder Systems and Technology, LLC, a Louisiana limited liability company (the “Company”) which is managed by Director Managers comprising a Board of Directors pursuant to La. R.S. 12:1312, that, as two of the Director Managers of the Company, they are authorized to execute this Certificate pursuant to Article III of the Articles of Organization of the Company, and that the foregoing Agreement and Plan of Merger was authorized and approved by the Members of the Company in accordance with La. R.S. 12:1359.

In Witness Whereof each of the undersigned has executed this Certificate this 24th day of August, 2005.

/s/ Walter G. Monsour, Jr.
Walter G. Monsour, Jr.
Director Manager of First Responder Systems and Technology, LLC

/s/ L. K. Greenblatt
Louis K. Greenblatt
Director Manager of First Responder Systems and Technology, LLC

CERTIFICATE

The undersigned Secretary of First Responder Systems and Technology Inc., a Delaware corporation (the “Corporation”), hereby certifies that the Agreement and Plan of Merger to which this Certificate is attached has been duly approved and adopted by the Board of Directors of the Corporation pursuant to Sections 251(f) and 264 of the General Corporation Law of the State of Delaware, and that no shares of stock of the Corporation were issued prior to the adoption by the Corporation’s Board of Directors of the resolution approving the Agreement and Plan of Merger.

In Witness Whereof the undersigned has executed this Certificate this 24th day of August, 2005.

/s/ L. K. Greenblatt
Louis K. Greenblatt
Secretary of First Responder Systems and Technology Inc.

ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

On this 24th day of August, 2005, before me, the undersigned authority, personally came and appeared Joseph A. Roccaforte, Jr., who, being duly sworn, declared and acknowledged that he is the Chairman and Chief Executive Officer of First Responder Systems and Technology, LLC, and that in such capacity he was duly authorized to and did execute the foregoing Agreement and Plan of Merger, on behalf of such limited liability company, as his and the limited liability company’s free act and deed.

WITNESSES:

/s/ Tracey Smith	/s/ Jos. A. Roccaforte, Jr.
Printed Name: Tracey Smith	Joseph A. Roccaforte, Jr.

/s/ Ali M. Fontenot
Printed Name: Ali M. Fontenot

/s/ Sharon S. Salzer
NOTARY PUBLIC
Printed Name: Sharon S. Salzer
Notary ID# 010317, East Baton Rouge Parish, LA
My Commission Expires at Death

ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

On this 24th day of August, 2005, before me, the undersigned authority, personally came and appeared Joseph A. Roccaforte, Jr., who, being duly sworn, declared and acknowledged that he is the President and Chief Executive Officer of First Responder Systems and Technology Inc., and that in such capacity he was duly authorized to and did execute the foregoing Agreement and Plan of Merger, on behalf of such corporation, as his and the corporation’s free act and deed.

WITNESSES:

/s/ Tracey Smith	/s/ Jos. A. Roccaforte, Jr.
Printed Name: Tracey Smith	Joseph A. Roccaforte, Jr.

/s/ Ali M. Fontenot
Printed Name: Ali M. Fontenot

/s/ Sharon S. Salzer
NOTARY PUBLIC
Printed Name: Sharon S. Salzer
Notary ID# 010317, East Baton Rouge Parish, LA
My Commission Expires at Death